Exhibit 5.1

TroyGould pc 1801 Century Park East, 16th Floor Los Angeles, California 90067-2367 Tel (310) 553-4441 | Fax (310) 201-4746 www.troygould.com

May 24 2023

Sacks Parente Golf, Inc.

551 Calle San Pablo

Camarillo, CA 93012

Re:	Registration Statement on Form S-1

Dear Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1 (the “Registration Statement”), filed by Sacks Parente Golf, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the proposed offering (the “Offering”) of 3,000,000 shares of common stock par value $0.01 (the “Common Stock”). The Registration Statement also includes a prospectus for the offer and sale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 1,561,375 shares of Common Stock (the “Resale Common Stock”).

We are acting as counsel for the Company in connection with the Registration Statement. We have examined the Registration Statement, including the exhibits filed therewith, and have also examined and relied upon minutes of meetings and resolutions of the board of directors of the Company (the “Board”) as provided to us by the Company, the certificate of incorporation and bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

We express no opinion as to matters governed by any laws other than the Delaware General Corporation Law. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

Our opinions set forth below with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium, or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

Sacks Parente Golf, Inc.

May 24, 2023

Based upon and subject to the foregoing, we are of the opinion that:

I.	The shares of Common Stock have been duly authorized for issuance by all necessary corporation action by the Company;
II.	The shares of Common Stock, when issued and sold as described in the Registration Statement, will be validly issued, fully paid and non-assessable;
III.	The shares of the Resale Common Stock proposed to be sold by the Selling Stockholders have been duly authorized and validly issued, and are fully paid and non-assessable.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect).

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ TroyGould PC

TROYGOULD PC